Facebook Reports Fourth Quarter and Full Year 2016 Results

MENLO PARK, Calif. – February 1, 2017 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the fourth quarter and full year ended December 31, 2016.

"Our mission to connect the world is more important now than ever," said Mark Zuckerberg, Facebook founder and CEO. "Our business did well in 2016, but we have a lot of work ahead to help bring people together."

Fourth Quarter and Full Year 2016 Financial Highlights(1)

	Three Months Ended December 31,		Year-over-Year % Change	Year Ended December 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2016	2015		2016	2015
Revenue:
Advertising	$8,629	$5,637	53%	$26,885	$17,079	57%
Payments and other fees	180	204	(12)%	753	849	(11)%
Total revenue	8,809	5,841	51%	27,638	17,928	54%
Total costs and expenses(2)	4,243	3,281	29%	15,211	11,703	30%
Income from operations(2)	$4,566	$2,560	78%	$12,427	$6,225	100%
Operating margin(2)	52%	44%		45%	35%
Provision for income taxes(2)	$965			$2,301
Effective tax rate(2)	21%			18%
Net income(2)	$3,568	$1,562	128%	$10,217	$3,688	177%
Diluted Earnings per Share (EPS)(2)	$1.21	$0.54	124%	$3.49	$1.29	171%

(1)
The information in the Fourth Quarter and Full Year 2016 Financial Highlights table is presented in accordance with generally accepted accounting principles in the United States (GAAP). For non-GAAP financial information, see the table below titled "Reconciliation of GAAP to Non-GAAP Results."

(2)
In the fourth quarter of 2016, we elected to early adopt Accounting Standards Update No. 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting (ASU 2016-09) which, among other items, requires us to record excess tax benefits as a reduction of the provision for income taxes in the income statements, whereas they were previously recognized in equity. We are required to reflect any adoption adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption. As such, certain financial highlights data for the three months and year ended December 31, 2016 included the impact of the ASU 2016-09 adoption. See "Adoption of New Accounting Guidance" below for additional information.

Full Year 2016 Operational Highlights

•	Daily active users (DAUs) – DAUs were 1.23 billion on average for December 2016, an increase of 18% year-over-year.

•	Mobile DAUs – Mobile DAUs were 1.15 billion on average for December 2016, an increase of 23% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.86 billion as of December 31, 2016, an increase of 17% year-over-year.

•	Mobile MAUs – Mobile MAUs were 1.74 billion as of December 31, 2016, an increase of 21% year-over-year.

Fourth Quarter and Full Year 2016 Other Financial Highlights

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 84% of advertising revenue for the fourth quarter of 2016, up from approximately 80% of advertising revenue in the fourth quarter of 2015.

•	Capital expenditures – Capital expenditures for the full year 2016 were $4.49 billion.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $29.45 billion at the end of the fourth quarter of 2016.

Adoption of New Accounting Guidance

We elected to early adopt ASU 2016-09 in the fourth quarter of 2016 which addresses, among other items, the accounting for income taxes and forfeitures, and cash flow presentation of share-based compensation. Upon adoption, excess tax benefits generated when stock awards vest or settle are no longer recognized in equity but are instead recognized as a reduction to provision for income taxes. We also elected to account for forfeitures as they occur, rather than estimate expected forfeitures. Under the new guidance, cash flows related to excess tax benefits are required to be presented as an operating activity rather than a financing activity. We are required to reflect any adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption.

The adoption of ASU 2016-09 resulted in, among other items:

•	net cumulative-effect adjustment of $1.67 billion increase to retained earnings as of January 1, 2016, mostly related to the recognition of the previously unrecognized excess tax benefits, and

•
$934 million decrease in our full year 2016 provision for income taxes, or 7% decrease in our full year 2016 effective tax rate, mostly due to the recognition of excess tax benefits for awards that vested or settled in 2016 as a reduction to our provision for income taxes, whereas they previously were recognized in equity.

We adopted the aspects of the cash flow presentation retrospectively, and accordingly, to conform to the current year presentation, we reclassified $566 million and $1.72 billion of excess tax benefits under financing activities to operating activities for the fourth quarter and full year 2015, respectively. See supplemental earnings slides available on our investor website as well as our annual report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC for additional detailed information regarding the impact of the early adoption.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 39092359.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on November 3, 2016, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. In addition, please note that the date of this press release is February 1, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically amortization of intangible assets, share-based compensation expense, and payroll tax related to share-based compensation expense, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Amortization of intangible assets. We amortize intangible assets acquired in connection with acquisitions. We exclude these amortization expenses because we do not believe these expenses are reflective of ongoing operating results in the period. These amounts arise from our prior acquisitions and have no direct correlation to the operation of our business.
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of amortization of intangible assets, share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translated revenue for the three months and year ended December 31, 2016 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016(1)	2015	2016(1)	2015
Revenue	$8,809	$5,841	$27,638	$17,928
Costs and expenses:
Cost of revenue	1,047	824	3,789	2,867
Research and development	1,563	1,314	5,919	4,816
Marketing and sales	1,118	772	3,772	2,725
General and administrative	515	371	1,731	1,295
Total costs and expenses	4,243	3,281	15,211	11,703
Income from operations	4,566	2,560	12,427	6,225
Interest and other income/(expense), net	(33)	(3)	91	(31)
Income before provision for income taxes	4,533	2,557	12,518	6,194
Provision for income taxes	965	995	2,301	2,506
Net income	$3,568	$1,562	$10,217	$3,688
Less: Net income attributable to participating securities	7	7	29	19
Net income attributable to Class A and Class B common stockholders	$3,561	$1,555	$10,188	$3,669
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.24	$0.55	$3.56	$1.31
Diluted	$1.21	$0.54	$3.49	$1.29
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,882	2,825	2,863	2,803
Diluted	2,938	2,878	2,925	2,853
Share-based compensation expense included in costs and expenses:
Cost of revenue	$32	$22	$113	$81
Research and development	641	583	2,494	2,350
Marketing and sales	96	84	368	320
General and administrative	62	57	243	218
Total share-based compensation expense	$831	$746	$3,218	$2,969
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$—	$—	$4	$2
Research and development	12	22	69	56
Marketing and sales	2	2	11	10
General and administrative	3	2	14	9
Total payroll tax expenses related to share-based compensation	$17	$26	$98	$77
Amortization of intangible assets included in costs and expenses:
Cost of revenue	$55	$55	$208	$187
Research and development	7	9	34	39
Marketing and sales	100	103	422	410
General and administrative	21	24	87	94
Total amortization of intangible assets	$183	$191	$751	$730

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our condensed consolidated statements of income for the three months and year ended December 31, 2016. See "Adoption of New Accounting Guidance" above for additional information.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2016(1)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$8,903	$4,907
Marketable securities	20,546	13,527
Accounts receivable, net of allowances for doubtful accounts of $94 and $68 as of December 31, 2016 and December 31, 2015, respectively	3,993	2,559
Prepaid expenses and other current assets	959	659
Total current assets	34,401	21,652
Property and equipment, net	8,591	5,687
Intangible assets, net	2,535	3,246
Goodwill	18,122	18,026
Other assets	1,312	796
Total assets	$64,961	$49,407

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$302	$196
Partners payable	280	217
Accrued expenses and other current liabilities	2,203	1,449
Deferred revenue and deposits	90	56
Current portion of capital lease obligations	—	7
Total current liabilities	2,875	1,925
Capital lease obligations, less current portion	—	107
Other liabilities	2,892	3,157
Total liabilities	5,767	5,189
Stockholders' equity
Common stock and additional paid-in capital	38,227	34,886
Accumulated other comprehensive loss	(703)	(455)
Retained earnings	21,670	9,787
Total stockholders' equity	59,194	44,218
Total liabilities and stockholders' equity	$64,961	$49,407

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption have been reflected in our condensed consolidated balance sheet as of December 31, 2016. See "Adoption of New Accounting Guidance" above for additional information.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016(1)	2015(1)	2016(1)	2015(1)
Cash flows from operating activities
Net income	$3,568	$1,562	$10,217	$3,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	614	543	2,342	1,945
Share-based compensation	831	746	3,218	2,960
Deferred income taxes	(256)	(123)	(457)	(795)
Tax benefit from share-based award activity	—	566	—	1,721
Other	7	3	30	17
Changes in assets and liabilities:
Accounts receivable	(1,011)	(568)	(1,489)	(973)
Prepaid expenses and other current assets	155	1	(159)	(144)
Other assets	(32)	(7)	14	(3)
Accounts payable	35	11	14	18
Partners payable	47	(23)	67	17
Accrued expenses and other current liabilities	372	222	1,014	513
Deferred revenue and deposits	14	9	35	(9)
Other liabilities	586	451	1,262	1,365
Net cash provided by operating activities	4,930	3,393	16,108	10,320
Cash flows from investing activities
Purchases of property and equipment	(1,269)	(692)	(4,491)	(2,523)
Purchases of marketable securities	(4,974)	(5,605)	(22,341)	(15,938)
Sales of marketable securities	4,103	2,803	13,894	6,928
Maturities of marketable securities	227	747	1,261	2,310
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(41)	(4)	(123)	(313)
Change in restricted cash and deposits	(21)	25	61	102
Net cash used in investing activities	(1,975)	(2,726)	(11,739)	(9,434)
Cash flows from financing activities
Principal payments on capital lease and other financing obligations	—	(12)	(312)	(119)
Other financing activities, net	4	—	2	(20)
Net cash provided by (used in) financing activities	4	(12)	(310)	(139)
Effect of exchange rate changes on cash and cash equivalents	(94)	(56)	(63)	(155)
Net increase in cash and cash equivalents	2,865	599	3,996	592
Cash and cash equivalents at beginning of period	6,038	4,308	4,907	4,315
Cash and cash equivalents at end of period	$8,903	$4,907	$8,903	$4,907

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016(1)	2015(1)	2016(1)	2015(1)
Supplemental cash flow data
Cash paid during the period for:
Interest	$—	$2	$11	$10
Income taxes, net	$446	$71	$1,210	$270
Non-cash investing and financing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$(47)	$(19)	$272	$88
Promissory note payable issued in connection with an acquisition	$—	$—	$—	$198
Settlement of contingent consideration liability	$—	$—	$33	$—

(1)
We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. The impacts of adoption, such as the recognition of excess tax benefits for awards that vested or settled in 2016 as a reduction to our provision for income taxes, have been reflected in our net income under net cash provided by operating activities for the three months and year ended December 31, 2016. Since we adopted the aspects of the cash flow presentation retrospectively, to conform to the current year presentation, we reclassified $566 million and $1.72 billion of excess tax benefits under financing activities to operating activities for the fourth quarter and full year 2015, respectively. See "Adoption of New Accounting Guidance" above for additional information.

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP revenue	$8,809	$5,841	$27,638	$17,928
Foreign exchange effect on 2016 revenue using 2015 rates	36		270
Revenue excluding foreign exchange effect	$8,845		$27,908
GAAP revenue year-over-year change %	51%		54%
Revenue excluding foreign exchange effect year-over-year change %	51%		56%
GAAP advertising revenue	$8,629	$5,637	$26,885	$17,079
Foreign exchange effect on 2016 advertising revenue using 2015 rates	35		269
Advertising revenue excluding foreign exchange effect	$8,664		$27,154
GAAP advertising revenue year-over-year change %	53%		57%
Advertising revenue excluding foreign exchange effect year-over-year change %	54%		59%
GAAP costs and expenses(1)	$4,243	$3,281	$15,211	$11,703
Share-based compensation expense(1)	(831)	(746)	(3,218)	(2,969)
Payroll tax expenses related to share-based compensation	(17)	(26)	(98)	(77)
Amortization of intangible assets	(183)	(191)	(751)	(730)
Non-GAAP costs and expenses	$3,212	$2,318	$11,144	$7,927
GAAP income from operations(1)	$4,566	$2,560	$12,427	$6,225
Share-based compensation expense(1)	831	746	3,218	2,969
Payroll tax expenses related to share-based compensation	17	26	98	77
Amortization of intangible assets	183	191	751	730
Non-GAAP income from operations	$5,597	$3,523	$16,494	$10,001
GAAP net income(1)	$3,568	$1,562	$10,217	$3,688
Share-based compensation expense(1)	831	746	3,218	2,969
Payroll tax expenses related to share-based compensation	17	26	98	77
Amortization of intangible assets	183	191	751	730
Income tax adjustments(1)	(449)	(260)	(1,916)	(946)
Non-GAAP net income	$4,150	$2,265	$12,368	$6,518
GAAP and Non-GAAP diluted shares(1)	2,938	2,878	2,925	2,853
GAAP diluted earnings per share(1)	$1.21	$0.54	$3.49	$1.29
Non-GAAP adjustments to net income	0.20	0.25	0.74	0.99
Non-GAAP diluted earnings per share	$1.41	$0.79	$4.23	$2.28
GAAP operating margin(1)	52%	44%	45%	35%
Share-based compensation expense(1)	9%	13%	12%	17%
Payroll tax expenses related to share-based compensation	—%	—%	—%	—%
Amortization of intangible assets	2%	3%	3%	4%
Non-GAAP operating margin	64%	60%	60%	56%
GAAP income before provision for income taxes(1)	$4,533	$2,557	$12,518	$6,194
GAAP provision for income taxes(1)	965	995	2,301	2,506
GAAP effective tax rate(1)	21%	39%	18%	40%
GAAP income before provision for income taxes(1)	$4,533	$2,557	$12,518	$6,194
Share-based compensation and related payroll tax expenses(1)	848	772	3,316	3,046

Amortization of intangible assets	183	191	751	730
Non-GAAP income before provision for income taxes	$5,564	$3,520	$16,585	$9,970
Non-GAAP provision for income taxes	1,414	1,255	4,217	3,452
Non-GAAP effective tax rate	25%	36%	25%	35%
Net cash provided by operating activities(1)	$4,930	$3,393	$16,108	$10,320
Purchases of property and equipment	(1,269)	(692)	(4,491)	(2,523)
Free cash flow(1)	$3,661	$2,701	$11,617	$7,797

(1)
In the fourth quarter of 2016, we elected to early adopt ASU 2016-09. The impacts of adoption have been reflected in certain results of operations and cash flows data for the three months and year ended December 31, 2016. In addition, certain cash flows data for the three months and year ended December 31, 2015 have been adjusted accordingly. See "Adoption of New Accounting Guidance" above for additional information.